UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 6, 1997



                           Seagull Energy Corporation
             (Exact name of registrant as specified in its charter)

            Texas                        1-8094                 74-1764876
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
 incorporation or organization)          Number)            Identification No.)

               1001 Fannin, Suite 1700, Houston, Texas 77002-6714
               (Address of principal executive offices) (Zip code)

                                 (713) 951-4700
              (Registrant's telephone number, including area code)

None (Former name, former address and former fiscal year, if changed since last report)

                           SEAGULL ENERGY CORPORATION

Item 2.    Acquisition or Disposition of Assets.

     On October 6, 1997, Seagull Energy Corporation, a Texas corporation ("Seagull" or the "Company"), sold its Canadian oil and gas subsidiary, Seagull Energy Canada Ltd. ("Seagull Canada"), to Rio Alto Exploration Ltd. ("Rio Alto"). The economic effective date for the disposition is July 1, 1997 (the "Effective Date").

Canadian Oil and Gas Operations

     The Company's operations in Canada consist of oil and gas exploration and production activities through interests in fields located in Alberta, Canada. As of December 31, 1996, the Company's proved reserves in Canada totaled 42,682 thousand barrels of oil equivalents representing 17% of the Company's reserves.

Proceeds

     Under the Share Sale Agreement, Seagull realized approximately U.S. $182 million of sales proceeds, subject to final purchase price adjustments, and expects to realize an after-tax gain of approximately $13 million, or approximately 21 cents per share, in the fourth quarter of 1997. The Company is applying the sales proceeds to repay all of its U.S. and Canadian bank debt.

     Pro forma  financial  information  is  incorporated  herein by reference to
Exhibit 99.1 of Seagull's Current Report on Form 8-K filed on September 16, 1997. The pro forma financial information includes (i) unaudited pro forma statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 as though the sale of Seagull Canada occurred on January 1, 1996 and (ii) an unaudited pro forma balance sheet as of June 30, 1997 as though the sale of Seagull Canada occurred on June 30, 1997.

     The descriptions of the share sale agreement pursuant to which Seagull sold its Canadian oil and gas operations set forth above are qualified by reference to the Share Sale Agreement which is incorporated herein by reference.

Forward Looking Statements

     This document  includes  forward looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Seagull believes that its expectations are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements include the resolution of various litigation matters, political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves and conditions of the capital and equity markets during the periods covered by the forward looking statements.

                           SEAGULL ENERGY CORPORATION

Item 5.  Other Events

     On September 30, 1997, Seagull completed the sale of $150 million of 30-year Senior Notes offered by a group of underwriters. The Senior Notes have a coupon of 7 1/2% and are non-callable for the life of the Notes. The proceeds were used to repay existing debt and for general corporate purposes.

Item 7.  Financial Statements and Exhibits

 (b)     Pro forma financial information.

     The pro forma financial statements required to be provided by Item 7(b) of Form 8-K is incorporated herein by reference to Exhibit 99.1 of Seagull's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 1997.

 (c)     Exhibits.

     2.1 Share Sale Agreement, dated as of September 11, 1997, by and between Seagull Energy Canada Holding Company, Seagull Energy Corporation and Rio Alto Exploration Ltd. is incorporated herein by reference to
          Exhibit 2.1 of Seagull's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 1997.

     *2.2 Underwriting Agreement, dated September 25, 1997 and related Terms and
          Agreements.

     *2.3 Resolutions of adopted by the Chairman of the Board of Directors establishing terms of 7 1/2% Senior Notes due 2027, including Form of 7 1/2% Senior Notes due 2027.

* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    October 16, 1997

                                           SEAGULL ENERGY CORPORATION




                                           By: /s/ William L. Transier
                                                   William L. Transier
                                                   Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

                                  Exhibit Index

                                                                         Page

2.1 Share Sale Agreement, dated as of September 11, 1997, by and between Seagull Energy Canada Holding Company, Seagull Energy Corporation and Rio Alto Exploration Ltd. (incor-porated herein by reference to Exhibit 2.1 of Seagull's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 1997).

2.2  Underwriting  Agreement,   dated  September  25,  1997  and
     related  Terms Agreement.

2.3  Resolutions   of  adopted  by  the  Chairman  of  the  Board
     of Directors establishing terms of 7 1/2 % Senior Notes due 2027, including Form of 7 1/2% Senior Notes due 2027.